EXHIBIT 10.27

                     LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (this "Agreement"), dated as of May 26, 2000, is entered into by and between Rentrak Corporation, an Oregon corporation ("Rentrak") and 3PF.Com, Inc., a Delaware corporation (together with Rentrak, the "Companies"), and Guaranty Business Credit Corporation d/b/a Fidelity Funding, a Delaware corporation ("GBCC"). In consideration of the mutual covenants and agreements contained herein, the Companies and GBCC hereby agree as follows:

     Section 1.     Definitions and Construction.

     1.1. When used herein, the following terms shall have the following meanings:

     "Account" means the right of either Company to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not earned by performance.

     "Account Debtor" means the Person obligated to make payment on an Account.

     "Advance" has the meaning given to it in Section 2.1.

     "Affiliate" means, with respect to any Person, any other
Person that directly or indirectly controls, or is controlled by or under common control with, such Person.

     "Affiliated Companies" means 3PF.Com, Inc., LRC, Inc., RTK Kelley, Ltd., Rentrak Europe B.V., Mortco, Inc., PDF, Inc., Streamlined Solutions, Inc., Transition Sports, Inc., Orient Link Enterprises, Ltd., Formovies.com, Rentrak Canada Inc., Rentrak UK, and Blowout Video.

     "Blocked Account" means account number 1-536-9121-1640 with U.S. Bank National Association.

     "Blowout Video" means Blowout Video of Orlando, Inc., and
Blowout Video Holding Co. and its subsidiaries.

     "Borrowing Base" means an amount equal to the sum, determined by GBCC from time to time, of 85% of the face amount of Eligible Accounts, not to exceed collections of Eligible Accounts for the two (2) preceding calendar months.
Additionally, not more than 10% (in dollar amount) of Eligible Accounts shall be accounts receivable which are due 90 days from invoice date and not more than 10% (in dollar amount) of Eligible Account shall be accounts receivable which are due 120 days from invoice date. GBCC may change the percentage of Eligible Accounts constituting the Borrowing Base from time to time based upon dilution and other factors deemed appropriate by GBCC.

     "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit A, duly executed by an authorized officer of the Companies.

     "Capital Expenditures" means, for any period, the aggregate expenditures by Rentrak and its Subsidiaries and its during such period that are classified as capital expenditures in accordance with GAAP.

     "Cash Collateral" has the meaning given to it in Section 7.

     "Collateral" has the meaning given to it in Section 6.

     "Concentration Limit" means, as of any date, an amount equal to 20% of the face amount of Eligible Accounts outstanding on such date.

     "Contract Rate" means, prior to the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus .25% per annum and (b) the maximum rate permitted by applicable law and, after the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (x) the Prime Rate in effect from time to time plus 5.25% per annum and (y) the maximum rate permitted by applicable law. The Contract Rate shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

     "Current Assets" means, as of any date, only those assets of Rentrak and its Subsidiaries that may, in the ordinary course of business, be converted into cash within a period of one year from such date, but excluding (a) amounts due from employees, officers, shareholders or directors of Rentrak or any Subsidiary, and (b) amounts due from Rentrak or Affiliates of the Company.

     "Current Liabilities" means, as of any date, the Advances outstanding on such date and all other Obligations of Rentrak and its Subsidiaries that are due within one year from such date.

     "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation: (a) all liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP,
(b) all obligations of such Person in respect of any guaranty of any Debt of another Person, and (c) all obligations, indebtedness and liabilities secured by any lien on or security interest in any property or assets of such Person.

     "EBITDA" means, for any period, the sum (determined without duplication, on a consolidated basis and in accordance with GAAP) of (a) the net income (or net loss) of Rentrak and its Subsidiaries (including gains and losses from the sales of assets in the ordinary course of business) for such period before provisions for income taxes, (b) the Interest Expense of Rentrak and its Subsidiaries for such period, and (c) any depreciation or amortization expenses incurred by Rentrak and its Subsidiaries in determining its net income (or net loss) for such period.

     "Eligible Accounts" means, at the time of determination thereof, all Accounts of the Companies other than (i) any Account which has been outstanding more than 42 days from due date if terms for payment are 60 days from invoice date, and more than 21 days from due date if terms for payment are 90 days or 120 days from invoice date, (ii) any Account which has been outstanding for more than 141 days from invoice date, (iii) any Account as to which GBCC does not have a valid and perfected, first priority security interest, (iv) to the extent that the aggregate outstanding Accounts owed by any single Account Debtor exceeds the Concentration Limit, any Account owed by such Account Debtor,
(v) any Account that is owed by an Account Debtor that is an Affiliate of Rentrak or an officer or employee of either Company,
(vi) any Account that arises out of a sale made or services performed outside of the United States or that is owed by an Account Debtor located outside the United States, (vii) any Account that is owed by a creditor or supplier of either Company or with respect to which any defense, counterclaim or right of set off has been asserted, (viii) any Account owed by an Account Debtor if more than 50% (in dollar amount) of such Account Debtor's Accounts are not eligible under subsection (i) of this definition, (ix) any Account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to GBCC as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), and (x) any Account that has not been approved by GBCC for inclusion in the Borrowing Base.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title
IV of ERISA maintained by Rentrak or any Affiliate thereof with respect to which either Company has a fixed or contingent liability.

     "Event of Default" has the meaning given it in Section 9.

     "Facility Limit"  means $12,000,000.

     "GAAP" means generally accepted accounting principles and practices as promulgated by the American Institute of Certified
Public Accountants, applied on a basis consistent with past practices.

     "Guarantors" means LRC, Inc., Mortco, Inc., PDF, Inc.,
Streamlined Solutions, Inc., Transition Sports, Inc.,  and
Formovies.com.

     "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of, resulting from, in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Transaction Documents (including but not limited to enforcement of GBCC's rights thereunder or the defense of GBCC's actions thereunder), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct.

     "Indemnified Persons" means GBCC and its officers, directors, shareholders, employees, attorneys, representatives and Affiliates.

     "Intangible Assets" means such of Rentrak's and the Affiliated Companies' assets as are treated as intangible pursuant to GAAP, including, without limitation: (a) obligations owing by officers, directors, shareholders, employees, subsidiaries, Affiliates or any Person in which any such officer, director, shareholder, employee, subsidiary, or Affiliate owns any interest and (b) any asset which is intangible or lacks intrinsic or marketable value or collectibility, including, without limitation, goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs.

     "Interest Expense" means, for any period, all interest charges paid or accrued by Rentrak and its Subsidiaries during such period.

     "Inventory" means all goods, now owned or hereafter acquired by either Company, wherever located, that are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which either Company has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by either Company).

     "Lockbox Account" means account number 00-0309893 with First
Tennessee Bank National Association.

     "Net Profit" means, for any period, Rentrak's and its Affiliated Companies' net income after tax for such period determined in accordance with GAAP.

     "Obligations" means all indebtedness, obligations and liabilities of either Company to GBCC arising under the Transaction Documents, and all other indebtedness, obligations and liabilities of either Company to GBCC, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to GBCC or to a third party and subsequently acquired by GBCC.

     "Person" means any individual, corporation, joint venture, partnership, trust, unincorporated organization or governmental entity or agency.

     "Prime Rate" means the rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (or, if more than one such rate is published, the higher or highest of the rates so published). If such rate is no longer published by The Wall Street Journal, then GBCC shall, in its sole discretion substitute the base or prime rate for corporate loans at a large commercial bank for the base rate published in The Wall Street Journal. Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

     "Remittance Address" means such address as GBCC shall direct the Company from time to time in writing in accordance with the terms hereof.

     "Shareholders Equity" means, as of any date, the sum of (a) the shareholders' equity of Rentrak and the Affiliated Companies as of such date determined in accordance with GAAP and (b) the then outstanding principal balance of any Debt of either Company subordinated to the Obligations pursuant to a subordination agreement acceptable to GBCC between GBCC and the Person to whom such Debt is owed.

     "Subordination Agreement" means a Subordination Agreement among Rentrak, GBCC, and Bill LeVine, upon terms and conditions satisfactory to GBCC in its sole discretion.

     "Subsidiaries" means 3PF.Com, Inc., LRC, Inc., Mortco, Inc.,
PDF, Inc., Streamlined Solutions, Inc., Transition Sports, Inc., and Formovies.com.

     "Tangible Net Worth" means, as of any date, the amount obtained by subtracting Rentrak's and the Affiliated Companies'
Intangible Assets as of such date from Shareholders' Equity as of such date.

     "Tangible New Worth Requirement" means $15,000,000.

     "Term" has the meaning given to it in Section 11.4.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA or (b) the withdrawal of Rentrak or any Affiliate of Rentrak from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Transaction Documents" means this Agreement and all other documents and instruments executed and delivered in connection therewith.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "Working Capital" means, as of any date, the excess of Current Assets over Current Liabilities as of such date.

     "Working Capital Requirement" means $5,000,000.

     1.2. Terms defined in the UCC and used but not defined herein shall have the meanings ascribed to them in the UCC.

     1.3. References herein to a particular agreement, instrument or document also shall be deemed to refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     1.4. All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first but excluding the last day) plus one (1) business day and a year of 360 days. Unless otherwise expressly provided herein or unless GBCC otherwise consents, all financial statements and reports furnished to GBCC hereunder shall be prepared, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP. All calculations with respect to Rentrak and its Subsidiaries shall be consolidated in accordance with GAAP. All payments received by GBCC after its internally established time for closing business on any business day shall be applied as of the next succeeding business day. Any payment which is due on a day which is not a business day shall instead be deemed to be due on the next succeeding business day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension. GBCC's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by GBCC to the Company relating to principal, accrued interest or costs owing by the Company under this Agreement shall be presumed to be correct and accurate unless, within 30 days after receipt thereof, the Company shall notify GBCC in writing of any claimed error therein.

     Section 2.     Advances.

     2.1. Subject to the terms of this Agreement, including, without limitation, Section 3, GBCC shall make advances to the Companies (each an "Advance and collectively the "Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of the (i) Borrowing Base determined by GBCC from time to time and (ii) the Facility Limit. Each Advance must be greater than or equal to $5,000 or must equal the unadvanced portion of the Borrowing Base. The Companies hereby jointly and severally agree to repay to GBCC all Advances made hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Advances at any given time shall equal the aggregate amount of Advances made hereunder minus all principal payments thereon received by GBCC hereunder. Subject to the terms and conditions hereof, the Companies may borrow, repay and reborrow under this Agreement.

     2.2. Each request by the Companies to GBCC for an Advance hereunder must be in writing or promptly confirmed in writing. Each such written request or confirmation shall be accompanied by a "Borrowing Base Certificate" in the form attached hereto as Exhibit A, together with such supporting information as GBCC shall request.

     2.3. Promptly after receiving each Borrowing Base Certificate, GBCC shall, based upon such Borrowing Base Certificate and such other information available to GBCC, redetermine the Borrowing Base, which redetermination shall take effect immediately and remain in effect until the next such redetermination. If all conditions precedent to any Advance requested have been met, GBCC will on the date requested make such Advance available to the Companies by wire transfer to the account designated in writing by the Companies. In the event GBCC does not receive an appropriately completed Borrowing Base Certificate, GBCC shall have no obligation to redetermine the Borrowing Base or make any additional Advances hereunder.

     2.4. If the aggregate unpaid principal balance of the Advances exceeds the Borrowing Base at any time, the Companies shall, upon receipt of notice thereof from GBCC, immediately repay the principal of the Advances in an amount at least equal to such excess. Any principal repaid pursuant to this Section
2.4 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Transaction Documents.

     2.5. The aggregate unpaid principal balance of the Advances plus all accrued but unpaid interest thereon shall be payable by the Companies to GBCC on demand, or if no demand is made, on the last day of the Term.

     2.6. The aggregate unpaid principal balance of all Advances shall bear interest at the Contract Rate in effect from time to time. Except as provided in Section 2.12, all accrued but unpaid interest hereunder shall be due and payable by the Companies to GBCC on the last day of each calendar month.

     2.7. The Companies shall pay to GBCC a facility fee in the amount of one percent (1%) of the Facility Limit, payable on the date hereof. The Companies hereby authorize GBCC, at its sole discretion, to deduct any facility fee from any Advance hereunder, unless the Companies pay such fee at closing in immediately available funds.

     2.8. The Companies shall pay to GBCC a collateral monitoring fee in the amount of $750.00 for each calendar month. The collateral monitoring fee for each calendar month shall be due and payable on the first day of the next calendar month, and shall be prorated for any partial calendar month during the Term.

     2.9. In addition to, and not in lieu of, any termination fee required by Section 11.4, the Companies shall pay to GBCC a liquidation fee (in this section called the "Liquidation Fee") in the amount of five percent (5%) of the face amount of each Eligible Account included in the Borrowing Base that is outstanding at any time during the Liquidation Period (as defined below). The Liquidation Fee shall be payable on the earlier to occur of (i) the date on which GBCC collects the applicable Eligible Account and (ii) the ninetieth day after the invoice date of the applicable Eligible Account. For purposes of this section, the term "Liquidation Period" means a period beginning on the earliest of (i) the date of commencement against or by either Company of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the date of any general assignment by either Company for the benefit of its creditors; (iii) the date of any appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of either Company's assets, or (iv) the date of the cessation of business of either Company, and ending on the date on which GBCC has actually received all fees, costs, expenses and other amounts owing to it hereunder.

     2.10. Contemporaneously with the execution and delivery hereof, the Companies shall pay to GBCC a fee of $25,000.00 plus out-of-pocket expenses to cover the legal costs of the negotiation, preparation, execution and delivery of the Transaction Documents. In addition, the Companies shall pay or reimburse GBCC upon demand for all other costs and expenses incurred by GBCC in connection with its due diligence review of the Companies and all Affiliated Companies and the closing of the transactions contemplated hereby and all reasonable attorney's fees, court costs and other expenses incurred by GBCC (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in connection with the enforcement by GBCC of this Agreement or any other Transaction Document, the protection or enforcement of GBCC's interest in the Collateral, the collection by GBCC of the Collateral, or the representation of GBCC in connection with any bankruptcy case or insolvency proceeding involving either Company, the Collateral, or any Account Debtor, including, without limitation, any representation involving relief from a stay motion, a cash collateral dispute, an assumption or rejection motion or a dispute concerning any proposed disclosure statement and plan proposed in any such proceeding.

     2.11. GBCC shall be entitled to collect upon demand its normal and customary charges for the following routine services provided or obtained in the course of performing its functions with respect to the Collateral: lock box charges, credit reports, wire transfers, overnight mail delivery, UCC, judgment, litigation and tax lien searches and filings.

     2.12. All interest, fees and other amounts due to GBCC pursuant to this Section 2 shall be payable on demand, and may, in GBCC's sole discretion, be deducted from Advances or paid from the Cash Collateral.

     2.13. The parties hereto intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement or any other Transaction Document shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Company, nor any present or future guarantor or any other Person hereafter becoming liable for the payment of the Obligations, shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provision of the Transaction Documents which may be in conflict therewith. If any indebtedness or obligation owed by the Companies under the Transaction Documents is prepaid or accelerated and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or GBCC shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on all or any part of such obligations to an amounts in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related indebtedness or obligations or, at GBCC's option returned to the Companies or the other payor thereof upon such determination. In determining whether or not any amount paid or payable, under any circumstance, exceeds the maximum amount permitted under applicable law, GBCC and the Companies shall to the greatest extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium rather than as interest, and amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. If at any time the rate at which interest is payable hereunder exceeds the Maximum Rate, the amount outstanding hereunder shall bear interest at the Maximum Rate only, but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereunder equals (but does not exceed) the total amount of interest which would have accrued hereunder had there been no Maximum Rate applicable hereto. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling and shall be used when appropriate in determining the maximum rate permitted by applicable law. As used in this paragraph, (i) the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future, and (ii) the term "Maximum Rate" means, at the time of determination, the maximum rate of interest which, under applicable law, may then be charged hereunder. The parties agree that this Agreement shall not be subject to Chapter 346 of the Texas Finance Code.

     Section 3.     Conditions Precedent to Advances.

     3.1. GBCC shall not be obligated to make any Advance hereunder (including the first) until it shall have received the following documents, duly executed in form and substance satisfactory to GBCC and its counsel:

          3.1.1.    continuing unconditional and absolute
          guarantees by all Guarantors of all Obligations;

          3.1.2. a certificate executed by the President and the Secretary of each Company and each Guarantor certifying (i) the names and signatures of the officers of each such Person authorized to execute Transaction Documents, (ii) the resolutions duly adopted by the Board of Directors of each such Person authorizing the execution of the Transaction Documents, and (iii) correctness and completeness of the copy of the bylaws of each such Person;

          3.1.3. a certificate executed by the President and the Chief Financial Officer of each Company certifying the satisfaction of the conditions set forth in Section
          3.2;

          3.1.4. certificates regarding the due formation, valid existence and good standing of each Company and each Guarantor in the state of its organization issued by the appropriate governmental authorities in such jurisdiction;

          3.1.5. a release executed by Silicon Valley Bank and any other Person (other than Bill LeVine) with liens in the Collateral, releasing all existing liens and security interests in the Collateral, and the Subordination Agreement with respect to liens in the Collateral in favor of Bill LeVine;

          3.1.6.    landlord/mortgagee's lien waivers
          subordinating the security interest of the Landlord at Rentrak's Portland, Oregon, headquarters, in the Collateral to the security interest therein of GBCC granted herein;

          3.1.7.    a favorable opinion of counsel for the
          Companies and the Guarantor covering such matters as GBCC may request in its sole discretion;

          3.1.8. endorsements naming GBCC as an additional insured or loss payee as its interest may appear, as appropriate, on all liability insurance and all property insurance policies of the Companies;

          3.1.9. a lockbox and deposit account agreement and a blocked account agreement upon terms satisfactory to GBCC in its sole discretion; and

          3.1.10. such other documents, certificates, opinions, and information as GBCC may request in its sole discretion.

     3.2. Furthermore, GBCC shall not be obligated to make any Advance hereunder (including the first), unless: (i) all representations and warranties made by each Company in the Transaction Documents are true on and as of the date of such Advance as if such representations and warranties had been made as of the date of such Advance, (ii) each Company has performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the date of such Advance, (iii) no Event of Default or any event or circumstance that, with the passage of time, the giving of notice or both, would become an Event of Default shall have occurred, (iv) such Advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, (v) no Company shall have repudiated or made any anticipatory breach of any of its obligations under any Transaction Document, and (vi) GBCC shall not have disapproved such Advance in whole or in part.

     Section 4.     Each Company's Representations and
Warranties. Each Company represents and warrants to GBCC on the date hereof, and shall be deemed to represent and warrant to GBCC on each date on which an Advance is made to either Company hereunder, that:

     4.1. Each Company is a corporation duly organized, validly existing and in good standing (or, in the case of Oregon, on active status) under the laws of the state of its incorporation, with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to conduct its business as presently conducted. Each Company is duly qualified and authorized to do business as a foreign corporation and is in good standing (or, in the case of Oregon, on active status) in all states in which such qualification and good standing are necessary or desirable for the conduct by each Company of its business or the performance by each company of its obligations hereunder. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to which each is a party does not and will not constitute (a) a violation of any applicable law or any Company's articles or certificate of incorporation or bylaws or (b) a material breach of any other document, agreement or instrument to which any Company is a party or by which any Company is bound. This Agreement and the other Transaction Documents to which each Company is a party have been duly authorized, executed and delivered by each Company, and are legal, valid and binding obligations of each Company enforceable against each Company in accordance with its terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by each Company of this Agreement or the other Transaction Documents to which each is a party. Rentrak has no Affiliates other than the Guarantors and the Affiliated Companies. The Affiliated Companies (other than 3PF.Com, Inc.) that are not Guarantors are incorporated under the laws of foreign jurisdictions and have few if any assets and activities, other than Rentrak Canada Inc. and Blowout Video.

     4.2. Effective at the time of closing and payment in full of Silicon Valley Bank, none of the Eligible Accounts or any other Collateral is subject to any lien, encumbrance, security interest or other claim of any kind or nature. Neither Company has transferred, sold, pledged or given a security interest in any of its Accounts, to anyone other than GBCC. There are no financing statements on file in any public office governing any property of either Company of any kind, real or personal, in which either Company is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement. Notwithstanding the foregoing, certain Collateral is subject to a security interest in favor of Bill LeVine which is subject to the Subordination Agreement.

     4.3. Each Company is the sole owner and holder of, and has good and marketable title to, all Collateral. This Agreement creates a valid security interest in the Collateral in favor of GBCC, and such security interest is a perfected, first priority security interest in the Collateral superior to the rights of any other Persons therein.

     4.4. The amount of each Eligible Account is due and owing to the Companies and represents an accurate statement of a bona fide sale, delivery and acceptance of Inventory or performance of service by the Companies to or for an Account Debtor. The terms for payment of the Eligible Accounts are as represented to GBCC and the payment of the Eligible Accounts is not contingent upon the fulfillment by either Company of any further performance of any nature whatsoever. There are no set-offs, allowances, discounts, deductions, counterclaims against the Eligible Accounts or any claims by Account Debtors, of any kind whatsoever, valid or invalid, that have been or may be asserted as a basis for refusing to pay an Eligible Account, in whole or in part, either at the time it is accepted by GBCC for inclusion in the Borrowing Base or prior to the date it is to be paid. To the best of each Company's knowledge, each Account Debtor's business is solvent.

     4.5. The address set forth below each Company's signature hereon is, and for at least the last six months has been, such Company's mailing address, its chief executive office, its principal place of business, the office where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral, except that 3PF.Com, Inc.'s office either simultaneous with execution hereof or promptly thereafter will move to the Skokie, Illinois, address set forth on the signature page hereon. Neither Company transacts business, and has not transacted business during the past five years, under any trade, fictitious or assumed name other than those set forth under such Company's signature hereon. During the past five years, neither Company has been a party to a merger or consolidation and acquired all or substantially all of the assets of any Person.

     4.6. Each Company has filed all tax reports and returns required to be filed by it and has paid all federal, state and local taxes and governmental charges imposed upon such Company.

     4.7. Each Company is in compliance with ERISA, and is not required to contribute to any "multiemployer plan" as defined in
Section 4001 of ERISA. Each Company has conducted its business in material compliance with all applicable laws, including but not limited to, applicable Environmental Laws, and maintains and is in compliance with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Neither Company has any known material contingent liability under any Environmental Law.

     4.8. The application made by the Companies to GBCC in connection with this Agreement and the statements made therein and in any materials furnished in connection therewith are true and correct as of the date hereof. All financial statements furnished by the Companies to GBCC in connection with such application or hereunder have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Companies as of the dates and for the periods indicated therein.

     4.9. There is no fact which either Company has not disclosed to GBCC in writing which could materially adversely affect the properties, business or financial condition of either Company, or any of the Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading. GBCC acknowledges that a possible public offering of shares of 3PF.Com, Inc. and a possible mezzanine financing for 3PF.Com, Inc. have been disclosed to it.

     Section 5. Covenants of Each Company. From the date hereof and until the payment and performance in full of all of the Obligations, each Company covenants with GBCC that:

     5.1. Each Company shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

     5.2. Each Company shall permit GBCC and its representatives, including any appraisers, auditors and accountants selected by GBCC, to inspect any of the Collateral at any time during normal business hours. In addition, GBCC shall have the right, from time to time, to audit any Company's books and records during normal business hours. Each Company shall pay all costs associated with any such audits at the rate of $750 per day per auditor plus reasonable out-of-pocket expenses.

     5.3. Each Company shall maintain its and its Subsidiaries' books and records in accordance with GAAP. Each Company shall furnish GBCC, upon request, such information and statements as GBCC shall request from time to time regarding its business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, each Company shall provide GBCC, within 45 days after the end of each calendar quarter, unaudited consolidated and consolidating financial statements with respect to the prior quarter and, within 90 days after the end of each of the Company's fiscal years, annual audited consolidated and consolidating financial statements and such certificates and additional financial reports as GBCC may from time to time request including, without limitation, a monthly certificate from the president and chief financial officer of each Company stating whether any Events of Default have occurred and stating in detail the nature thereof. Each Company shall provide GBCC a Borrowing Base Certificate, appropriately completed and with all attachments, at any time that GBCC shall request and on or before the last day of each month in which the Company does not request an Advance. In addition, each Company shall furnish to GBCC upon request a current listing of all open and unpaid accounts payable and accounts receivable, names, addresses and contact persons for Account Debtors, and such other items of information that GBCC may deem necessary or appropriate from time to time. Each Company immediately shall notify GBCC in writing upon becoming aware of the existence of any condition or circumstance that constitutes an Event of Default or that would, with the giving of notice, the passage of time or both, constitute an Event of Default. Any such written notice shall specify the nature of such condition or circumstance, the period of the existence thereof and the action that any Company proposes to take with respect thereto.

     5.4. Each Company promptly shall notify GBCC of any attachment or any other legal process levied against any Company and any action, suit, proceeding or other similar claim initiated against any Company.

     5.5. Each Company shall keep and maintain adequate insurance by insurers acceptable to GBCC with respect to its business and all Collateral. Such insurance shall cover loss, damages and liability of amounts not less than reasonably requested by GBCC and shall include, at a minimum, general premises liability, fire, casualty, theft and all risk. Each Company shall cause GBCC to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of GBCC's interest. Each Company shall deliver copies of each insurance policy to GBCC upon request.

     5.6. Each Company shall file all tax reports and returns required to be filed by it in the manner and at the times required by applicable law, and shall pay all federal, state and local taxes and charges imposed upon any Company when due.

     5.7. Each Company shall comply with ERISA and shall not become required to contribute to any "multiemployee plan" as defined in Section 4001 of ERISA. Each Company shall conduct its business in material compliance with all applicable laws, and shall maintain and comply with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Without limiting the generality of the foregoing, each Company shall comply in all material respects with all Environmental Laws now or hereafter applicable to each Company and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. Each Company promptly shall furnish to GBCC all written notices of violation, complaints, penalty assessments, suits or other proceedings received by the Company with respect to any alleged violation of or non-compliance with any Environmental Laws.

     5.8. Rentrak shall maintain a Tangible Net Worth of not less than the Tangible Net Worth Requirement at all times.

     5.9. Rentrak and the Affiliated Companies' Net Profit on a consolidated basis for each fiscal year shall equal or exceed
$1.00.

     5.10. Rentrak and the Affiliated Companies shall maintain Working Capital on a consolidated basis of not less than the Working Capital Requirement at all times.

     5.11. No Company shall grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral or on any assets of any of its Subsidiaries other than
(a) the lien and security interest granted to GBCC herein, (b) the lien of Bill LeVine which is subject to the Subordination Agreement, and (c) liens on assets acquired pursuant to financings permitted by Section 5.13(b) of this Agreement which attach only to the assets acquired pursuant to such financings, and no Company shall execute any financing statement in favor of any Person other than GBCC. No Company shall change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or change the location of any of the Collateral or transact business under any trade, fictitious or assumed name other than those set forth under any Company's signature hereon without providing at least 30 days' prior written notice thereof to GBCC.

     5.12. No Company shall accept any returns or grant any allowance or credit (other than those returns, allowances and credits accepted or granted in the ordinary course of any Company's business) to any Account Debtor without notice to and the prior written approval of GBCC, which approval shall be required only on credits given outside the ordinary course of business. Each Company shall provide to GBCC for each Account Debtor on Eligible Accounts a weekly report, in form and substance satisfactory to GBCC, itemizing all such returns and allowances made outside the ordinary course of business during the previous week with respect to such Eligible Accounts.

     5.13. No Company shall incur or permit any Subsidiaries to incur, directly, or indirectly, any Debt for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than (a) in favor of GBCC, (b) capital or operating leases and Debt incurred in connection with the purchase of equipment required in connection with the business of the Companies incurred when no Event of Default has occurred or will result therefrom and with respect to Rentrak and its Subsidiaries (other than 3PF.Com, Inc.) which do not in the aggregate exceed $250,000.00 in principal at any time outstanding, and which with respect to 3PF.Com, Inc. do not at any time exceed $2,000,000.00 in the aggregate at any time outstanding, and (c) existing Debt owed to Bill LeVine.

     5.14. No Company shall use any of the funds paid to the Companies hereunder directly or indirectly for personal, family, household or agricultural purposes.

     5.15. No Company shall directly or indirectly become liable in connection with the Debt of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, nor shall they permit their Subsidiaries to do so, other than in favor of GBCC. Notwithstanding the foregoing, the Companies may make investments in or provisions of working capital to its retailer network at any time when no Event of Default has occurred or will result therefrom and in an aggregate amount of up to $1,000,000.00 outstanding at any time.

     5.16. No Company shall discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to that Company's existing line of business.

     5.17. No Company shall declare, pay or issue any dividends or other distributions in respect of its capital stock or distribute, reserve, secure, or otherwise make or commit distributions on account of its capital stock, or make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock, unless immediately prior thereto and after giving effect thereto, no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred.

     5.18. No Company shall make any loans or advances to or for the benefit of any employee, officer, director or shareholder of any Company except (a) advances for routine expense allowances in the ordinary course of business, (b) loans to employees of Rentrak to allow such employees to exercise outstanding options for the purchase of shares of Rentrak issued by Rentrak to such employees and outstanding on the date of this Agreement, and
(c) other loans or advances to employees not to exceed $100,000 per individual at any time outstanding or $500,000 in the aggregate at any time outstanding so long as no Event of Default has occurred or will result therefrom. No Company shall make any loans or advances to or for the benefit of any Affiliate of any Company; provided that so long as no Event of Default has occurred or will result therefrom, the Companies may make loans or advances to Affiliates in an amount not to exceed $2,000,000.00 in the aggregate at any time outstanding. No Company shall make any payment on any obligation owing to any officer, director, shareholder or Affiliate of any Company, other than regularly scheduled payments to Bill LeVine on Debt existing on the date hereof which is secured solely by liens on Collateral which are subject to the Subordination Agreement.

     5.19. No Company shall purchase or otherwise acquire assets from any Person outside the ordinary course of business of any Company.

     5.20. No Company shall invest in or otherwise purchase or acquire the securities of any Person, except for investments in the Companies' retailer network permitted by Section 5.15 or acquisitions by Rentrak of its shares as a result of foreclosure on the security for loans made to employees to finance the exercise of options to purchase of shares of Rentrak .

     5.21. No Company shall sell or dispose of any of its assets other than the sale of Inventory in the ordinary course of business or permit any Subsidiary to do so, and no Company shall dissolve or liquidate or become a party to any merger or consolidation with any Person or permit any Subsidiary to do so. Notwithstanding the foregoing, so long as no Event of Default then exists or will result therefrom, GBCC hereby agrees to release its lien upon the assets of 3PF.Com, Inc. which constitute Collateral at the time of a financing for the benefit of 3PF.Com, Inc., or an initial public offering of the shares of 3PF.Com, Inc., if at either such time all Advances then outstanding to 3PF.Com, Inc. are repaid in full and after such release of the assets of 3PF.Com, Inc., the outstanding principal amount of the Advances does not exceed the Borrowing Base.

     5.22. Each Company shall keep and maintain its furniture, fixtures machinery and equipment in good operating condition and repair (normal wear and tear excepted), and shall make all necessary repairs thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Each Company shall notify GBCC immediately in writing of any material loss or damage to any item of its furniture, fixtures, machinery and equipment.

     5.23. If either Company now owns or hereafter acquires any vehicles, aircraft, watercraft or other machinery and equipment for which a certificate of title has been issued or applied for, such Company immediately shall deliver to GBCC, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of machinery and equipment, unless such asset is acquired pursuant to a financing permitted by Section 5.13(b) of this Agreement and is subject to a lien permitted by Section 5.11(c) of this Agreement. Each Company shall take all actions necessary to have GBCC's security interest properly recorded on each such certificate of title and shall take all other actions necessary to perfect GBCC's security interest in all such assets now or hereafter acquired by either Company.

     Section 6. Collateral. In order to secure the payment of all Obligations each Company hereby grants to GBCC a security interest in and lien upon such Company's right, title and interest in and to all of the following, whether now owned or hereafter acquired by either Company: (a) all Accounts, contract rights and general intangibles, receivables and claims whether now or hereafter arising, all guaranties and security therefor and all of either Company's right, title and interest in the goods purchased and represented thereby, if any, including all of either Company's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor;
(b) all chattel paper; (c) all documents and instruments; (d) all letters of credit and letter-of-credit rights; (e) all deposit accounts; (f) all investment property and financial assets; (g) all Inventory and all accessions thereto and products thereof and documents therefor; (h) all furniture, fixtures, equipment and machinery, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated therewith, in each case whether now or hereafter existing, and all rights and interest associated with the foregoing; (j) all copyrights, and all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all rights and interests associated with the foregoing; (k) all patents, patent applications, and patentable inventions, all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing, the right to sue for past, present, and future infringements of any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout
the world;   (l) the Lockbox Account, the Blocked Account, and
all amounts credited thereto or on deposit therein from time to time; (m) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and (n) all proceeds of the foregoing (collectively, the "Collateral"). Each Company agrees to comply with all appropriate laws in order and to take all actions necessary or desirable in GBCC's judgment to perfect GBCC's security interest in and to the Collateral, to execute any financing statement or additional documents as GBCC may request and to deliver to GBCC a list of all locations of its Inventory, equipment and machinery and landlord and or mortgagee lien waivers with respect to each site where Inventory, equipment or machinery is located and which is either leased by any Company or has been mortgaged by any Company, upon request by GBCC.

     Section 7. Collection. Each invoice representing an Account shall state on its face that amounts payable thereunder are payable only at the Remittance Address. GBCC shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to either Company, to notify any or all Account Debtors on the Collateral of the assignment of the Collateral to GBCC and to direct such Account Debtors to make payment of all amounts due or to become due to either Company directly to GBCC, and to the extent permitted by law, to enforce collection of any Collateral and to adjust, settle or compromise the amount or payment thereof. So long as no Event of Default or event that, with the passage of time, the giving of notice or both, would become an Event of Default has occurred and is continuing, all collections of Collateral received by GBCC shall be applied by GBCC to the payment of the Obligations of the Companies to GBCC whether or not then due and any remaining funds shall be delivered to the Companies. Upon the occurrence of an Event of Default or an event that, with the passage of time, the giving of notice or both, would become an Event of Default, any such remaining funds may be held by GBCC as cash collateral ("Cash Collateral") until all Obligations have been paid in full and GBCC has no further obligation to advance funds to the
Companies.   All amounts and proceeds (including instruments and
writings) received by the Companies in respect of the Collateral shall be received in trust for the benefit of GBCC hereunder, shall be segregated from other funds of the Companies and shall be immediately paid over to GBCC in the same form as received (with any necessary endorsement) to be applied in the same manner as payments received directly by GBCC or paid over to the Blocked Account.

     Section 8. Power of Attorney. Each Company grants to GBCC an irrevocable power of attorney coupled with an interest authorizing and permitting GBCC, at its option, with or without notice to either Company, to do any or all of the following: (a) endorse the name of any Company on any checks or other evidences of payment whatsoever that may come into the possession of GBCC regarding Collateral, including checks received by GBCC pursuant to Section 7 hereof; (b) receive, open and forward any mail addressed to any Company and put GBCC's address on any statements mailed to Account Debtors; (c) pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Collateral; (d) upon the occurrence of an Event of Default, notify, in the name of either Company, the U.S. Post Office to change the address for delivery of mail addressed to such Company to such address as GBCC may designate (provided that GBCC shall turn over to such Company all such mail not relating to Collateral); (e) verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic's lien, stop notice or bonded stop notice in the sole and absolute discretion of GBCC relating to any Collateral; (f) insert all recording or service information in any mechanic's lien or assignment of rights under stop notice/bonded stop notice which either Company has signed in connection with this Agreement, recorded or served to enforce payment of the Collateral; (g) execute and file on behalf of either Company any financing statement, amendment thereto or continuation thereof
(i) deemed necessary or appropriate by GBCC to protect GBCC's interest in and to the Collateral or (ii) required or permitted under any provision of this Agreement; and (h) do all other things necessary and proper in order to carry out this Agreement. The authority granted to GBCC herein is irrevocable until this Agreement is terminated and all amounts due to GBCC hereunder have been paid in full.

     Section 9. Default. An event of default ("Event of Default") shall be deemed to have occurred hereunder, and GBCC shall have no further obligation to make any further Advances and may immediately exercise its rights and remedies with respect to the Collateral under this Agreement, the Uniform Commercial Code and applicable law, upon the happening of one or more of the following:

     9.0.1. Either Company shall fail to pay on demand or otherwise as and when required or due any amount required to be paid or owed by either Company to GBCC, whether hereunder or otherwise.

     9.0.2. Either Company shall breach any covenant or agreement made herein or in any other Transaction Document.

     9.0.3. Any warranty or representation made herein or in any other Transaction Document shall be untrue when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by either Company, or by any other person on behalf of either Company, to GBCC is not true and correct when furnished.

     9.0.4. There shall be commenced by or against either Company or any guarantor of the Obligations any voluntary or involuntary case under the federal Bankruptcy Code, or either Company or any guarantor of the Obligations shall make an assignment for the benefit of its creditors, or of a receiver or custodian shall be appointed for either Company or any guarantor of the Obligations for a substantial portion of its assets.

     9.0.5. Either Company shall become insolvent in that its debts are greater than the fair value of its assets, or either
Company is generally not paying its debts as they become due.

     9.0.6. Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Collateral and the same is not released within ten days.

     9.0.7. An event or circumstance shall have occurred which GBCC believes has or may result in a material adverse change in either Company's or any Guarantor's financial condition, business or operations or the value of the Collateral.

     9.0.8. Either Company shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form or report as and when due.

     9.0.9. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.

     9.0.10. Either Company suffers the entry against it a final judgment for the payment of money in excess of $25,000.

     9.0.11. GBCC believes that the prospect for payment or performance of the Obligations has become impaired.

     9.0.12. Any guarantor of the Obligations shall repudiate his, her or its obligations in respect of such guaranty.

     9.0.13. An "event of default" shall have occurred under any agreement, document or instrument evidencing Debt of any Company, or any Debt of any Company is accelerated or called for payment prior to the due date thereof.

     9.0.14. 3PF.Com, Inc. shall at any time fail to remit all collections of its Accounts to the Blocked Account more than one
(1) Business Day after such collections are received by 3PF.Com, Inc.

Upon the occurrence of an Event of Default described in subsections (d) or (e) of this section, all of the Obligations owing by the Companies to GBCC under any of the Transaction Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Company. During the continuation of any other Event of Default, GBCC, at any time and from time to time, may declare any or all of the Obligations owing by the Companies to GBCC under any of the Transaction Documents immediately due and payable, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by each Company. After any such acceleration (whether automatic or due to declaration by GBCC), any obligation of GBCC to make any further Advances or loans of any kind under this Agreement or any other agreement with the Companies shall terminate.

     The enumeration of Events of Default shall not impair the nature of the Obligations as demand obligations, at all times payable upon demand pursuant hereto. All Advances hereunder are subject to approval by GBCC in its sole discretion, and may be declined in whole or in part, without prior notice to either Company, whether or not an Event of Default may then be in existence.

     Section 10.    Remedies and Application of Proceeds.

     10.1. In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, GBCC may from time to time in its discretion, without limitation and without notice except as expressly herein: (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral); (b) require the Companies to, and the Companies hereby agree that they will at their expense, assemble all or part of the Collateral as directed by GBCC and make it available to GBCC at a place to be designated by GBCC that is reasonably convenient to both parties; (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
(d) dispose of, at its office, on the premises of either Company or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (f) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Company hereby consents to any such appointment; and (g) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that GBCC is entitled to do so under the UCC or otherwise. Each Company agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Companies of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. GBCC shall not be obligated to make any sale of Collateral regardless of whether any notice of sale has been given. GBCC may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     10.2. If any Event of Default shall have occurred and be continuing, GBCC may in its discretion apply any Cash Collateral, and any cash proceeds received by GBCC in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as GBCC may elect: (a) the repayment of all or any portion of the Obligations; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by GBCC in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of GBCC hereunder, or (iv) the failure of either Company to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of GBCC for the amount of any obligations of either Company paid or discharged by GBCC, and of any expenses of GBCC payable by either Company hereunder or under the other Transaction Documents; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to either Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 11.    Miscellaneous.

     11.1. In the event that any Company commits any act or omission that prevents or unreasonably interferes with (a) GBCC's exercise of the rights and privileges arising under the power of attorney granted in Section 8 of this Agreement or (b) GBCC's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, each Company acknowledges that such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and agrees that such conduct shall constitute sufficient grounds to entitle GBCC to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to the Company.

     11.2. All rights, remedies and powers granted to GBCC in this Agreement, or in any other instrument or agreement given by each Company to GBCC or otherwise available to GBCC in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as GBCC may have. These rights may be exercised from time to time as to all or any part of the Collateral as GBCC in its discretion may determine. No waiver by GBCC of its rights and remedies shall be effective unless the waiver is in writing and signed by GBCC. A waiver by GBCC of a right or remedy under this Agreement or any other Transaction Document on one occasion shall not be deemed to be a waiver of such right or remedy on any subsequent occasion. An Advance by GBCC during the continuation of an Event of Default shall not obligate GBCC to make any further Advances during the continuation of such Event of Default.

     11.3. Any notice or communication with respect to this Agreement or any other Transaction Document shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below its signature hereon or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt. Each Company hereby agrees that GBCC may publicize the amount of and borrowers under the transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

     11.4.     (a) The term of this Agreement shall be for five
(5) years from the date hereof (the original term and any extension thereof are herein called the "Term") and from year to year thereafter unless either party hereto gives notice to the other party hereto not more than 90 days or less than 60 days prior to the end of the Term; provided, however, that GBCC may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default. Each Company acknowledges that it shall have no right to terminate this Agreement prior to the end of the Term, that termination of this Agreement by either Company at any time prior to the end of the Term would result in the loss by GBCC of benefits under this Agreement and that the damages incurred by GBCC as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event this Agreement is or terminated for any reason during the first year of the Term, the Companies shall pay to GBCC an early termination fee in the amount of three percent (3%) of the Facility Limit; and if this Agreement is terminated for any reason during the second year of the Term, the Companies shall pay to GBCC an early termination fee in the amount of two percent (2%) of the Facility Limit; and if this Agreement is terminated for any reason during the third year of the Term, the Companies shall pay to GBCC an early termination fee in the amount of one percent (1%) of the Facility Limit, and if this Agreement is terminated for any reason during the fourth year of the Term, the Companies shall pay to GBCC an early termination fee in the amount of one-half percent (.50%) of the Facility Limit; and if this Agreement is terminated for any reason during the fifth year of the Term or thereafter, the Companies shall pay to GBCC an early termination fee in the amount of one-quarter percent (.25%) of the Facility Limit, in each case to the maximum extent permitted by applicable law and subject to Section 2.13 hereof. Any termination of this Agreement shall not affect GBCC's security interest in the Collateral, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full.

     (b) Each Company hereby agrees that in the event either Company receives an offer either during or at the end of the Term from a third party to provide financing or factoring to such Company, which offer such Company intends to accept, it shall require the offeror to reduce such offer to a written Facility Limit (the "new Facility Limit"). In addition, each Company will
(a) notify GBCC in writing of the identity of the offeror and the complete terms of the new Facility Limit and (b) if, within 30 days after GBCC's receipt of such notice and a signed copy of the new Facility Limit, GBCC elects, in its sole discretion, to offer to terminate this Agreement in accordance with Section 11.4(a) and match the new Facility Limit, accept GBCC's offer.

     11.5. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

     11.6. Each Company hereby jointly and severally indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON. Upon notification and demand, each Company agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, each Company waives all notices from any Indemnified Person. The provisions of this
Section 11.6 shall survive for four (4) years after the termination of this Agreement.

     11.7. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Company may delegate or assign any of their respective duties or obligations under this Agreement without the prior written consent of GBCC. GBCC RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY, provided that GBCC will give the Companies timely notice of such assignment.
Without limiting the generality of the foregoing, GBCC may from time to time grant participations in all or any part of the Obligations to any Person on such terms and conditions as may be determined by GBCC in its sole and absolute discretion, provided that the grant of such participation shall not relieve GBCC of its obligations hereunder nor create any additional obligation of either Company.

     11.8. Any action permitted or provided to be taken or omitted by GBCC hereunder may be taken or omitted, as the case may be, by GBCC in its sole and absolute discretion, and any consent or waiver required of GBCC or determination to be made by GBCC hereunder may be given, withheld or made, as the case may be, by GBCC in its sole and absolute discretion.

     11.9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW. EACH COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN GBCC AND THE COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN GBCC AND EITHER COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

     11.10. EACH COMPANY AND GBCC HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

     11.11. THIS AGREEMENT AND THE SECURITY DOCUMENTS DESCRIBED HEREIN AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO ANY SUCH SECURITY DOCUMENTS SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

     The undersigned have entered into this Agreement as of the date first written above.

GUARANTY BUSINESS CREDIT CORPORATION    RENTRAK CORPORATION,
D/B/A FIDELITY FUNDING, a Delaware corporation    an Oregon
corporation

By:                                By:
      Name:                                   Name:
      Title:                                  Title:

Mailing Address:    8333 Douglas Avenue, Suite 530
Mailing Address:
               Dallas, Texas  75225

Street Address:     8333 Douglas Avenue, Suite 530
Street Address:
               Dallas, Texas  75225

Trade Names:
Blowout Entertainment (no longer used)
Entertainment One (no longer used)
Super Center (no longer used)


3PF.COM, INC.,
a Delaware corporation

By:
     Name:
     Title:

Mailing Address:

Street Address:

New Illinois chief executive office and principal place of business effective on ________, 2000:

Trade Names:
ComAlliance, Inc. (prior name)

Exhibits:
  A - Borrowing Base Report

Schedules:
  None at present.

DAL 3285336.14
112:21676-23